Exhibit 24.2
FORD MOTOR COMPANY
Excerpts from the Minutes of a Meeting
Of the Board of Directors of the Company
Held on May 7, 2008
RESOLUTIONS RELATING TO EMPLOYEE PLANS
          RESOLVED, That, in order to comply with the United States Securities Act of 1933, as amended, or with the applicable laws of any other jurisdiction, the directors and appropriate officers of the Company be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all Registration Statements and amendments to Registration Statements relating to the Ford Motor Company Deferred Compensation Plan, the Ford Motor Company Benefit Equalization Plan, the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, the Ford Motor Company 1998 Long-Term Incentive Plan, the Ford Motor Company 2008 Long-Term Incentive Plan, The Hertz Corporation Long-Term Equity Compensation Plan and such other employee plans as may be adopted by the Company or any of its subsidiaries (collectively, the “Employee Plans”), including the Prospectuses and the exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Registration Statements and amendments, so executed, to be filed with the United States Securities and Exchange Commission (the “Commission”) or with any other applicable governmental or regulatory agency or authority (“Other Commission”).
          RESOLVED, That each officer and director who may be required to sign and execute any of the aforesaid Registration Statements or amendments or any document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise) be and hereby is authorized to execute a power of attorney appointing P. J. Sherry, Jr., L. J. Ghilardi, R. T. Biskup, J. F. Zaremba, and D. J. Cropsey, each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any and all such Registration Statements and amendments, further amendments thereto and documents in connection therewith, and to file the same with the Commission or Other Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officer or director might or could do in person.
     RESOLVED, That shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), and obligations of the Company be and hereby are authorized to be issued and sold from time to time to satisfy Common Stock requirements and obligations under the Employee Plans, and when any shares of Common Stock are issued and paid for in accordance with the Employee Plans they will be fully paid and non-assessable.
          RESOLVED, That the Company may deliver shares of Common Stock from its treasury to satisfy Common Stock requirements of the Employee Plans.
          RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, without limitation, the payment of expenses and the purchase and sale of securities to support the Company’s obligations under the Employee Plans) and to execute (by manual or facsimile signature) and deliver any and all agreements, certificates, instruments and documents (under the corporate seal of the Company or otherwise) as such officer or officers may deem necessary, appropriate or desirable in order to carry out the purposes and intents of each and all of the foregoing resolutions.